As filed with the Securities and Exchange Commission on July 10, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of of incorporation or organization)	38-3360865 (I.R.S. Employer Identification No.)
310 Leonard Street NW, Grand Rapids, Michigan, 49504
(Address of Principal Executive Offices) (Zip Code)
Mercantile Bank of Michigan 401(k) Plan
(Full title of the plan)
Charles E. Christmas
Mercantile Bank Corporation
310 Leonard Street NW,
Grand Rapids, Michigan 49504
(Name and address of agent for service)
(616) 406-3000
(Telephone number, including area code, of agent for service)
Copies of Communications to:
Jerome M. Schwartz
Dickinson Wright PLLC
500 Woodward Avenue, Suite 4000
Detroit, Michigan 48226
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed maximum
Title of securities	Amount to be	Proposed maximum	aggregate	Amount of
to be registered	registered (1)	offering price per share(2)	offering price (2)	registration fee
Common Stock	500,000 Shares	$6.39	$3,195,000	$126

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated pursuant to rule 457(h) and (c) solely for purposes of calculating the registration fee, based upon the average of the high and low prices of the common stock on July 9, 2008, as reported on The Nasdaq Stock Market LLC.

Explanatory Note
    This registration statement on Form S-8 is filed by Mercantile Bank Corporation (“Mercantile”) and the Mercantile Bank of Michigan 401(k) Plan (the “Plan”), and relates to 500,000 shares of Mercantile common stock that may be purchased by participants pursuant to the Plan. These 500,000 shares are in addition to shares of common stock previously registered for purchase pursuant to the Plan, including those shares previously registered pursuant to Mercantile’s registration statement on a Form S-8 that was filed with the SEC (Commission file number 333-117763) on July 29, 2004 (the “Prior Registration Statement”).
    This registration statement relates to additional securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated here by reference and made a part of this registration statement, except as amended by this registration statement.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
    Mercantile and the Plan incorporate by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
    1. Mercantile’s annual report on Form 10-K for the year ended December 31, 2007.
    2. The Plan’s annual report on Form 11-K for the year ended December 31, 2007.
    3. All other reports filed by Mercantile or the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in paragraphs 1 and 2 above.
    4. The description of Mercantile’s common stock in Item 1 of Mercantile’s amended Form 8-A registration statement dated November 23, 2005, filed with the Commission under the Exchange Act on November 23, 2005, including any amendments or reports filed for the purpose of updating the description.
    All documents subsequently filed with the Commission by Mercantile pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part of this registration statement from the date of filing of such documents.
     Any statements contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 8. Exhibits.
     The following exhibits are filed with this registration statement:

Exhibit
Number	Exhibit

4	Article III of the Articles of Incorporation of Mercantile, as amended effective July 7, 2004, is incorporated by reference to exhibit 3.1 of Mercantile’s Form 10-Q for the quarter ended June 30, 2004

5	Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code is incorporated by reference to exhibit 5 to Mercantile’s registration statement on Form S-8 that was filed with the Commission (Commission file number 333-117763) on July 29, 2004

23(a)	Consent of BDO Seidman, LLP

23(b)	Consent of Crowe Chizek and Company LLC

24	Power of Attorney is included on the signature pages of the registration statement

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan on July 10, 2008.

Mercantile Bank Corporation
By	/s/ Charles E. Christmas
Charles E. Christmas, Senior Vice President,
Chief Financial Officer and Treasurer

     Each person whose signature appears below constitutes and appoints Michael H. Price, Robert B. Kaminski, Jr. and Charles E. Christmas, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 10, 2008.

/s/ Betty S. Burton	/s/ Lawrence W. Larsen

Betty S. Burton, Director	Lawrence W. Larsen, Director

/s/ David M. Cassard	/s/ Calvin D. Murdock

David M. Cassard, Director	Calvin D. Murdock, Director

/s/ Edward J. Clark	/s/ Michael H. Price

Edward J. Clark, Director	Michael H. Price, Chairman of the Board, President and Chief Executive Officer (principal executive officer)

/s/ Merle J. Prins

Peter A. Cordes, Director	Merle J. Prins, Director

/s/ C. John Gill	/s/ Timothy O. Schad

C. John Gill, Director	Timothy O. Schad, Director

/s/ Doyle A. Hayes	/s/ Dale J. Visser

Doyle A. Hayes, Director	Dale J. Visser, Director

/s/ David M. Hecht	/s/ Donald Williams, Sr.

David M. Hecht, Director	Donald Williams, Sr., Director

/s/ Susan K. Jones	/s/ Charles E. Christmas

Susan K. Jones, Director	Charles E. Christmas, Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)
The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on July 10, 2008.

Mercantile Bank of Michigan 401(k) Plan
By	/s/ Lonna L. Wiersma
Lonna L. Wiersma, Trustee

EXHIBIT INDEX

Exhibit
Number	Exhibit

4	Article III of the Articles of Incorporation of Mercantile, as amended effective July 7, 2004, is incorporated by reference to exhibit 3.1 of Mercantile’s Form 10-Q for the quarter ended June 30, 2004

5	Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code is incorporated by reference to exhibit 5 to Mercantile’s registration statement on Form S-8 that was filed with the Commission (Commission file number 333-117763) on July 29, 2004

23(a)	Consent of BDO Seidman, LLP

23(b)	Consent of Crowe Chizek and Company LLC

24	Power of Attorney is included on the signature pages of the registration statement